NOVAMED, INC.

2005 STOCK INCENTIVE PLAN

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ARTICLE IX	CHANGE IN CONTROL PROVISIONS	14
9.1	Impact of Event	14
9.2	Definition of Change in Control	15
9.3	Change in Control Price	15

ARTICLE X	MISCELLANEOUS	15
10.1	Amendments and Termination	15
10.2	Unfunded Status of Plan	16
10.3	Limits on Transferability	16
10.4	General Provisions.	16
10.5	Mitigation of Excise Tax	18
10.6	Awards in Substitution for Awards Granted by Other Entities	18
10.7	Procedure for Adoption	18
10.8	Procedure for Withdrawal	18
10.9	Delay	18
10.10	Headings	19
10.11	Severability	19
10.12	Successors and Assigns	19
10.13	Entire Agreement	19

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NOVAMED, INC.

2005 STOCK INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT

NovaMed, Inc. (the “Company”), a Delaware corporation, hereby establishes the NovaMed, Inc. 2005 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the overall financial objectives of the Company, its stockholders and its Affiliates by motivating those persons selected to participate in the Plan to achieve long-term growth in the stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan is adopted as of April 25, 2005 (the “Effective Date”), subject to approval by the Company’s stockholders within 12 months after such adoption date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, without limitation, any stockholder of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

“Agreement” or “Award Agreement” means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

“Award” means an Option or Stock Award.

“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards are transferred if and to the extent permitted hereunder. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trust entitled by will or the laws of descent and distribution to receive such benefits.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Cause” means, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company or an Affiliate to terminate the Participant’s employment with the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause” or a substantially equivalent term, then Cause means, unless otherwise defined in the Award Agreement with respect to the corresponding Award:

(a) any act or failure to act deemed to constitute cause under the Company’s or an Affiliate’s established practices, policies or guidelines applicable to the Participant;

(b) breach of a covenant made by the Participant in conjunction with the grant of an Award or the transfer of Shares hereunder;

(c) the Participant’s gross negligence in the performance of his duties or material failure or willful refusal to perform his duties;

(d) the determination by the Committee in the exercise of its reasonable judgment that Participant has committed an act that (i) negatively affects the Company’s or Affiliate’s business or reputation or (ii) indicates alcohol or drug abuse by Participant that adversely affects his performance hereunder; or

(e) the determination by the Committee in the exercise of its reasonable judgment that Participant has committed an act or acts constituting a felony or other act involving dishonesty, disloyalty or fraud against the Company or an Affiliate.

“Change in Control” and “Change in Control Price” have the meanings set forth in Sections 9.2 and 9.3, respectively.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, any Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the person or persons appointed to administer the Plan, as further described herein.

“Common Stock” means the regular voting common stock, $0.01 par value per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the equity of any successor to the Company which is designated for the purposes of this Plan.

“Company” means NovaMed, Inc., a Delaware corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

“Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability will not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability will be made by the Committee. The determination of Disability for purposes of this Plan will not be construed to be an admission of disability for any other purpose.

“Effective Date” means April 25, 2005.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

“Grant Date” means the date as of which an Award is granted pursuant to the Plan.

“Incentive Stock Option” means an Option to purchase shares of Common Stock granted under this Plan which satisfies the requirements of Section 422 of the Code.

“NASDAQ” means the Nasdaq Stock Market, including the Nasdaq National Market.

“Nonqualified Stock Option” means an Option to purchase Shares granted under this Plan, the taxation of which is pursuant to Section 83 of the Code.

“Option” or “Stock Option” means an option or right granted to a Participant (under Article VI hereof) to purchase Shares at a specified price during specified time periods.

“Option Period” means the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

“Option Price” means the price at which Shares may be purchased under an Option as provided in Section 6.3.

“Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under this Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term “Participant” shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which is held by or for the benefit of the Participant, the Participant’s parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant’s descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3 or the status of the Option as an Incentive Stock Option, to the extent intended. Notwithstanding the foregoing, the term “Termination of Employment” shall mean the Termination of Employment of the person to whom the Award was originally granted.

“Performance Award” means a right, granted to a Participant under Article VIII, to receive an Award based upon performance criteria specified by the Committee.

“Plan” means the NovaMed, Inc. 2005 Stock Incentive Plan, as herein set forth and as may be amended from time to time.

“Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant’s death; or (d) any person to whom an Award has been transferred with the permission of the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee. Any Representative shall be subject to all terms and conditions applicable to the Participant.

“Retirement” means the Participant’s Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Common Stock.

“Stock Award” means an Award, other than a Stock Option, made in Shares or denominated in Shares.

“Termination of Employment” means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer, independent contractor, board member, consultant, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, board member, consultant, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate, the Agreement will establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A transfer of employment from the Company to an Affiliate, or from an Affiliate to the Company, shall not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur for an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or an Affiliate.

“Voluntary Termination of Employment” means a Termination of Employment at the election of the Participant, including, with limitation, resignation by the Participant, but excluding Retirement.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1  Committee Structure and Authority. The Plan shall be administered by the Committee, which shall be composed of two or more members of the Board of Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” for purposes of the deduction of compensation under Section 162(m) of the Code. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes a committee whose purpose is the administration of this Plan. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its stockholders or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. In the event that the Compensation Committee of the Board no longer is the Committee, the Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)  to select those persons to whom Awards may be granted from time to time;

(b)  to determine whether and to what extent Awards are to be granted hereunder;

(c)  to determine the number of Shares to be covered by each Award granted hereunder;

(d)  to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Award and the Shares relating thereto);

(e)  to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 10.1;

(f)  to determine under what circumstances an Award may be settled in cash or Shares;

(g)  to provide for the forms of Agreement to be utilized in connection with the Plan;

(h)  to determine whether a Participant has a Disability or a Retirement;

(i)  to determine whether and with what effect an individual has incurred a Termination of Employment;

(j)  to determine what securities law requirements are applicable to the Plan, Awards, and the issuance of Shares and to require of a Participant that appropriate action be taken with respect to such requirements;

(k)  to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(l)  to interpret and make final determinations with respect to the remaining number of Shares available under this Plan;

(m)  to require as a condition of the exercise of an Option or the issuance or transfer of a certificate for Shares, the withholding from a Participant of the amount of any federal, state or local taxes as may be required by law;

(n)  to determine whether the Company or any other person has a right or obligation to purchase Shares from a Participant and, if so, the terms and conditions on which such Shares are to be purchased;

(o)  to determine the restrictions or limitations on the transfer of Shares;

(p)  to determine whether an Award is to be adjusted, modified or purchased, or whether an Option is to become fully exercisable, under the Plan or the terms of an Agreement;

(q)  to determine the permissible methods of Option exercise and payment, including cashless exercise arrangements;

(r)  to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

(s)  to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times or to different Participants.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No determination shall be subject to de novo review if challenged in court.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1  Number of Shares. Subject to adjustment under Section 4.5, the total number of Shares reserved and available for distribution pursuant to Awards under the Plan shall be 1,400,000 Shares, as authorized for issuance on the Effective Date and thereafter from time to time. Such Shares may consist, in whole or in part, of authorized and unissued Shares or shares of treasury stock. Subject to adjustment under Section 4.5, the maximum number of Shares that may be covered by Awards, in the aggregate, granted to any one Participant during any calendar year shall be 500,000 Shares.

4.2  Release of Shares. If any Shares that are subject to an Option cease to be such, if any Shares that are subject to any Award are forfeited, if any Award otherwise terminates without issuance of Shares being made to the Participant, or if any Shares are received by the Company in connection with the exercise of an Option or the satisfaction of a tax withholding obligation, such Shares, in the discretion of the Committee, may again be available for distribution in connection with Awards (other than Incentive Stock Options) under the Plan. If any Shares could not again be available for Awards to a particular Participant under any applicable law, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitations.

4.3  Restrictions on Shares. Shares issued under the Plan shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in an Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash or other property prior to: (i) the Participant executing any agreement that the Committee has required the Participant to execute as a condition for the grant of Shares; (ii) the listing of such shares on any stock exchange or NASDAQ (or other public market) on which the Shares may then be listed (or regularly traded), (iii) the completion of any registration or qualification of such Shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iv) the satisfaction of any applicable withholding obligation. The Company may cause any certificate for any Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Plan or as the Committee may otherwise require. The Committee may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4  Stockholder Rights. No person shall have any rights of a stockholder as to Shares subject to an Option until, after proper exercise of the Option or other action required, such Shares have been recorded on the Company’s official stockholder records as having been issued and transferred. Upon exercise of the Option or any portion thereof, the Company shall have thirty (30) days in which to issue the Shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official stockholder records, except as provided herein or in an Agreement.

4.5  Anti-Dilution. In the event of any Company stock dividend, stock split, reverse stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash than dividend), sale by the Company of all or a substantial portion of its assets (measured either on a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of Shares available for Awards under the Plan, the number of Shares covered by outstanding Awards, the exercise price per Share of outstanding Options, and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Section 162(m) of the Code, and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

ARTICLE V

ELIGIBILITY

5.1  Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are directors, officers, employees, independent contractors or consultants with respect to the Company or any Affiliate, who are in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the person’s contributions to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The Committee may designate as ineligible to participate in the Plan any person who would otherwise be eligible to participate. To the extent approval of the Plan by the Company’s stockholders is necessary for a person to participate in the Plan, such person will not participate in the Plan until such approval is obtained.

ARTICLE VI

OPTIONS

6.1  General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. Options may be either Incentive Stock Options or Nonqualified Stock Options, provided that no Incentive Stock Options may be granted if the Plan is not approved by the Company’s stockholders within twelve (12) months after the date the Plan has been adopted. An Option shall entitle the Participant to receive Shares upon the exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price.

6.2  Grant. The grant of an Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Company and the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

6.3  Terms and Conditions. Except to the extent determined to be appropriate by the Committee and consented to by the Participant, an Option granted pursuant to the Plan shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)  Option Period. The Option Period of each Option will be fixed by the Committee; provided that the Option Period of a Nonqualified Stock Option shall not exceed ten (10) years from the date the Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code). No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date this Plan is adopted by the Company or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

(b)  Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee; provided, however, that the Option Price per share of Common Stock shall not be less than the Fair Market Value per share of Common Stock on the date the Option is granted. If an Option is intended to qualify as an Incentive Stock Option to be granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Price per share of Common Stock shall be not less than one hundred ten percent (110%) of such Fair Market Value per share.

(c)  Exercisability. Subject to Section 9.1, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of an Incentive Stock Option which is exercisable for the first time during the calendar year shall not exceed $100,000.

(d)  Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise an Option, in whole or in part, at any time during the Option Period by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Shares already owned by the Participant for a period of at least six (6) months prior to payment having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) to the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable law, by the execution and delivery of a note or other full recourse evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called “cashless” exercise); (iv) by certifying ownership of shares owned by the Participant to the satisfaction of the Committee for later delivery to the Company as expected by the Committee; and (v) by any combination of the foregoing. No Shares will be issued until full payment therefor has been made and the Participant has executed any and all agreements that the Company may require the Participant to execute. A Participant will have all of the rights of a stockholder of the Company holding the Shares that are subject to such Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such Shares, executed all relevant agreements, and such Shares have been recorded on the Company’s official records as having been issued and transferred.

(e)  Non-transferability of Options. Except as provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution or by a designation of Beneficiary effective upon the death of the Participant, and all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s Representative. If and to the extent transferability is permitted by the Committee as provided by an Agreement, the Option shall be transferable only if such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Option and sale of Common Stock on Form S-8 (or a successor form) or is consistent with the use of Form S-8 (or the Committee’s waiver of such condition) and consistent with an Option’s intended status as an Incentive Stock Option (if applicable).

6.4  Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter.

6.5  Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant’s death at any time following such Termination of Employment due to Disability will not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

6.6  Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death or Disability or for Cause), any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90)-day period commencing with the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter. If the Participant incurs a Termination of Employment which is either (a) for Cause or (b) a Voluntary Termination of Employment on the part of the Participant, the Option will terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein will not extend the time permitted to exercise an Option.

6.7  Cashing-Out of Options. Unless otherwise provided in the Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of any Option to be exercised by paying the Participant an amount, in cash or Shares, equal to the excess of (a) the Fair Market Value of the Shares that are subject to the portion of the Option being cashed-out, over (b) the Option Price, such difference multiplied by (c) the number of Shares subject to the portion of the Option being cashed-out, all as of the effective date of such cash-out.

ARTICLE VII

STOCK AWARDS

7.1  General. The Committee shall have authority to grant Stock Awards under the Plan at any time or from time to time. Stock Awards may be directly issued under the Plan subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Committee shall determine. Stock Awards may be issued that are fully and immediately vested upon issuance or that vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards that entitle the Participant to receive a specified number of vested Shares upon the attainment of one or more performance goals or service requirements established by the Committee.

7.2  Grant. The grant of a Stock Award shall occur as of the date the Committee determines. Each Stock Award granted under the Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Stock Award and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Company and the Participant. Shares representing a Stock Award shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration on issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Committee may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

7.3  Terms and Conditions. A Stock Award may be issued in exchange for any consideration which the Committee may deem appropriate in each individual instance, including, without limitation: (i) cash or cash equivalents; (ii) past services rendered to the Company or any Affiliate; or (iii) future services to be rendered to the Company or any Affiliate. A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock.”

ARTICLE VIII

PERFORMANCE AWARDS

8.1  Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Sections 8.2 and 8.3 hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

8.2  Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person the Committee regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8.2.

(a)  Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 8.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being “substantially uncertain.” At the time the performance goals are established, the Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before business and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; and (15) total revenues.

(c)  Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)  Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Shares, or other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 8.2. The Committee shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment or a Change in Control prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

8.3  Written Determinations. All determinations by the Committee as to the establishment of performance goals and the potential Performance Awards related to such performance goal and as to the achievement of performance goals relating to such Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.

ARTICLE IX

CHANGE IN CONTROL PROVISIONS

9.1  Impact of Event. An Agreement may provide that in the event of a Change in Control (as defined in Section 9.2):

(a)  Any Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant.

(b)  All restrictions applicable to any outstanding Stock Awards shall be removed, the effect of which shall be that the Shares relating to such Awards shall become fully vested and transferable.

(c)  Outstanding Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:

(i)  The continuation of outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)  The assumption of outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)  The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

(iv)  Settlement of each Share subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(d)  In the absence of any agreement of merger or reorganization effecting such Change in Control, each Share subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

9.2  Definition of Change in Control. For purposes of this Plan, unless otherwise specified in the Agreement with respect to the corresponding Award, a “Change in Control” shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate), including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of Shares representing more than fifty percent of the combined voting power of the Company’s then outstanding securities; (b)(i) the Company approves, in any transaction or series of related transactions, a definitive agreement to merge or consolidate the Company with or into another entity other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company’s assets, and (ii) the persons who were the members of the Board of Directors prior to such approval do not represent a majority of the Board of Directors of the surviving, resulting or acquiring entity or the parent thereof; or (c) the stockholders of the Company approve a plan of liquidation of the Company.

9.3  Change in Control Price. For purposes of the Plan, unless otherwise specified in the Agreement with respect to the corresponding Award, “Change in Control Price” means the higher of (a) the highest reported sales price of a Share in any transaction reported on the principal exchange on which such Shares are listed or on NASDAQ during the sixty (60)-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company (in each case a “Transaction”), the highest price per Share paid in such Transaction. To the extent that the consideration paid in any Transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

ARTICLE X

MISCELLANEOUS

10.1  Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or (c) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

The Committee may amend, alter or discontinue the Plan or an Award at any time on the same conditions and limitations (and exceptions to limitations) as apply to the Board’s authority to amend the Plan and further subject to any approval or limitations the Board may impose.

10.2  Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

10.3  Limits on Transferability. Unless otherwise provided in this Plan or in an Agreement, no Award shall be subject to the claims of Participant’s creditors and no Award may be sold, transferred, assigned, alienated, encumbered, hypothecated, gifted, conveyed, pledged or disposed of in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

10.4  General Provisions.

(a)  Representation. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)  No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

(c)  Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d)  Representative. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant’s death are to be paid.

(e)  Controlling Law. The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant or loss of a deduction, including, without limitation, liability under Section 16(b) of the Exchange Act.

(f)  Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Shares, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no Shares, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(g)  No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual’s becoming a Participant in this Plan.

(h)  Fail-Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Options) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

(i)  Right to Capitalize. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidation, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.5  Mitigation of Excise Tax. Subject to any agreement with a Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Section 10.5), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The provisions of this Section 10.5 shall apply with respect to any Participant only if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and other federal income tax imposed by the Code, the Total Payments accruing to such Participant would be less than the amount of the Total Payments as reduced (i) if applicable, pursuant to the provisions of this Section 10.5 and any similar provisions under any other plan of the Company or any Affiliate to mitigate the applicable federal excise tax, and (ii) by federal income taxes (other than such excise tax).

10.6  Awards in Substitution for Awards Granted by Other Entities. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other entities who are about to become officers, directors, stockholders or employees of the Company or an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the stockholders of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

10.7  Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate’s board of directors with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the resolution.

10.8  Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

10.9  Delay. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to “short-swing” liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability will be suspended and delayed during the period the Participant would be subject to such liability, but not more than six months and one day and not to exceed the Option Period. Furthermore, if at any time after a Termination of Employment (other than due to Cause or a Voluntary Termination of Employment) a Participant is precluded from selling Shares to fund the exercise of Options under the Plan because of any restrictions imposed under the Company’s Insider Trading Compliance Policy, as then in effect, any time period provided for under the Plan or an Agreement will be extended by a number of days equal to the number of days during which such restrictions applied to such Participant after such Termination of Employment, but in no event more than ninety additional days and not to exceed the Option Period. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a shareholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee determines that Rule 16b-3 does not apply to the Plan.

10.10  Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

10.11  Severability. If any provision of this Plan is for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Plan, and this Plan will be construed as if such invalid or unenforceable provision were omitted.

10.12  Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

10.13  Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

Executed as of the 25th day of April, 2005.
NovaMed, Inc.

	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer